Exhibit 1.1

THE COCA-COLA COMPANY

UNDERWRITING AGREEMENT

Atlanta, Georgia

To the Representatives named in Schedule I hereto of

the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

The Coca-Cola Company, a Delaware corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), certain of its debt securities (“Securities”), as identified and in an aggregate principal amount as indicated in Schedule I hereto.  The Securities will be issued under an amended and restated indenture dated as of April 26, 1988, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended (as such indenture may be further amended from time to time, the “Indenture”).  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

1.                                     Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.  Certain terms used in this Section 1 are defined in paragraph (c) hereof.

(a)                                The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 (the “Registration Statement”), including a related Base Prospectus.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing.  The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities and the offering thereof in accordance with Rule 424(b).  As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)                               On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the respective rules thereunder; on such Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules thereunder; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(c)                                The terms which follow, when used in this Agreement, shall have the meanings indicated.  “Effective Date” shall mean each date that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.  “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.  “Base Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Execution Time.  “Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to filing of the Final Prospectus, together with the Base Prospectus.  “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.  “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.  “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus included in the Registration Statement at the Effective Date.  “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including exhibits and financial statements, and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended.  “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433,” “Rule 456” and “Rule 457” refer to such rules or regulation under the Act.   Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer as defined in Rule 405, and “electronic road show” means a road show as defined in Rule 433 that is a written communication transmitted by graphic means prepared by or approved for use by the Company and the Representatives in connection with the offering of the Securities.

(d)                               At (i) the Execution Time and (ii) the time sales of the Securities are first made, the Disclosure Package and each electronic road show, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof.

(e)                                (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)                                  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)                               Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of such Issuer Free Writing Prospectus.

(h)                               The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each State of the United States of America which requires such qualification and wherein a failure to so qualify or be in good standing would have a material adverse effect upon the operations or financial position of the Company.

(i)                                   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(j)                                   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting were effective as of

December 31, 2008, and since such date the Company has not become aware of any material weakness in its internal controls over financial reporting.

(k)                                The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures were effective as of December 31, 2008, and (iii) since December 31, 2008, the Company has not become aware of any material deficiency in its disclosure controls and procedures.

(l)                                   The Company and its directors or officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(m)                             The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.                                     Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                     Delivery and Payment.  Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto (or such later date not later than three business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Company by wire transfer payable in immediately available federal funds.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                                     Agreements.  The Company agrees with the several Underwriters that:

(a)                                Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object.  Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)                               The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)                                If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)                               If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance.

(e)                                As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)                                  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)                               The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                               The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

(i)                                   Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

5.                                     Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                               The Registration Statement has become effective prior to the Execution Time; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                               The Company shall have furnished to the Representatives the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, or such other counsel as shall be reasonably acceptable to the Representatives, dated the Closing Date, to the effect that:

(i)                                     The Company is validly existing in good standing under the laws of the State of Delaware;

(ii)                                  The Company has or had the corporate power and corporate authority (x) to execute and deliver each of this Underwriting Agreement, the Securities and the Indenture (collectively the “Transaction Documents”) and to consummate the transactions contemplated thereby and (y) to own its properties and conduct its business, in each case as described in the Disclosure Package and the Final Prospectus;

(iii)                               The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(iv)                              The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(v)                                 The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (a) conflict with the Certificate of Incorporation or Bylaws of the Company, (b) constitute a violation of, or a breach or default under, the terms of any indenture or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement or to any document filed under the Exchange Act and incorporated into the Registration Statement or (c) violate or conflict with, or result in any contravention of, the General Corporation Law of the State of Delaware or those laws, rules and regulations of the State of New York or those federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rule and regulations of the Financial Industry Regulatory Authority, Inc.) (the “Applicable Laws”) or any material judgments, orders or decrees, known to such counsel, of any court, regulatory body, administrative agency or governmental body of the State of New York, the State of Delaware or the United States of America having jurisdiction over the Company under Applicable Laws;

(vi)                              No consent, approval, license, authorization or validation of, or filing, qualification or registration with, any court, regulatory body, administrative agency or governmental body of the State of New York, the State of Delaware or the United States of America having jurisdiction over the Company, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby;

(vii)                           The Securities have been duly authorized and executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

(viii)                        The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus;

(ix)                              The statements in the Preliminary Prospectus, as supplemented by any Free Writing Prospectuses, and the Final Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” other than “Book-Entry Delivery and Settlement,” insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, fairly summarize such provisions in all material respects;

(x)                                 The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940;

(xi)                              The Registration Statement became effective under the Act upon filing with the Commission, the Indenture has been qualified under the Trust Indenture Act, such counsel has been orally advised that no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(xii)                           The Registration Statement and the Final Prospectus, as of their respective dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission (except as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statements of Eligibility on Form T-1 filed as exhibits to the Registration Statement (the “Form T-1s”), as to which in each case such counsel need express no opinion); and

(xiii)                        Nothing has come to the attention of such counsel that has caused it to believe (a) that at the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Disclosure Package, as of the time of pricing of the Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) that the Final Prospectus, as of its date and on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus and need not express any belief with respect to the financial statements, schedules or other financial information contained in or excluded from the Registration Statement, the Disclosure Package or the Final Prospectus.

In rendering such opinion, such counsel may state that in clause (iv) and (vii) with respect to the validity and enforceability of the Indenture and the Securities, and in clause (v) and in clause (vi) with respect to any statute, rule, regulation or order of any governmental agency, body or court and the power and authority of the Company to authorize, issue and sell the Securities, such counsel has assumed that under the laws of any country in whose currency any Securities are denominated, if other than in U.S. dollars, that no consent, approval, authorization or order of, or filing with, any governmental agency, body or court is required for the consummation of the transactions contemplated hereunder in connection with the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in any breach or violation of any of the terms and provisions in any statute, rule, regulation or order of any governmental agency or body or any court.  Such counsel may note that (a) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment and (b) with respect to a foreign currency obligation a United States court in New York may award judgment in United States dollars, provided that such counsel expresses no opinion as to the rate of exchange such court would apply.  Further, in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, or the Delaware General Corporation Law, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.  References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.  With regard to clauses (xii) and (xiii) above, such counsel may state that its statements therein are based upon their review and discussion of the contents of the Registration Statement, the Disclosure Package and the Final Prospectus but are without independent check or verification thereof, except as specified.

(c)                                The Representatives shall have received from Alston & Bird LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d)                               The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplement or amendments to the Final Prospectus, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               Since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e)                                At the Execution Time and the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i)                                     In their opinion the audited financial statements and financial statement schedules, if any, included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii)                                  On the basis of a reading of the latest unaudited condensed consolidated financial statements made available by the Company and its subsidiaries; carrying out certain procedures specified by the Public

Company Accounting Oversight Board (United States) for a review of interim financial information as described in AU Section 722, Interim Financial Statements (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareowners and the board of directors of the Company through a specified date no more than five business days prior to the date of such letter; and inquiries through a specified date no more than five business days prior to the date of such letter of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1)                                 the amounts included in the unaudited “Income Statement Information”, if any, included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not agree with the amounts set forth in the unaudited condensed consolidated financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus; and the amounts in the “Selected Financial Data” included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not agree with the corresponding amounts in the unaudited or audited financial statements from which such amounts were derived;

(2)                                 any unaudited condensed consolidated financial statements included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q or, where applicable, Form 8-K under the Exchange Act; and said unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus; or

(3)                                 with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, there were any changes, at the date of the latest consolidated financial statements (if any) available prior to the date of the letter, in the capital stock of the Company (other than issuances of capital stock upon exercise of stock options, stock swaps and stock appreciation rights which were outstanding on the date of the latest consolidated balance sheet included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus), increases in the long-term debt or decreases in the consolidated net current assets or the shareowners’ equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus to the date of the latest consolidated financial statements (if any) available prior to the date of the letter there were any decreases, as compared with the corresponding period in the preceding year, in net operating revenues or in the total or per share amounts of income before extraordinary items or of net income of the Company and its subsidiaries, except in all instances for changes or decreases that the Registration Statement, the Preliminary Prospectus and the Final Prospectus discloses have occurred or may occur or as set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)                               On the basis of performing certain other procedures, as determined and specified by the Underwriters, relating to certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of and subject to the internal controls of the accounting systems of the Company and its subsidiaries) included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus that such information agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)                                    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(g)                                 Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Company’s debt securities by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation.

(h)                                 Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)                                     The Representatives shall have received from counsel, satisfactory to the Representatives, such opinion or opinions, dated the Closing Date, with respect to compliance with the laws of any country, other than the United States, in whose currency Securities are denominated, the validity of the Securities, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)                                     If indicated in Schedule I hereto as being applicable to the offering of any Securities, the Representatives shall have received an opinion from tax counsel for the Company, satisfactory to the Representatives and dated the Closing Date, confirming their opinion as to United States tax matters set forth in the Final Prospectus.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and its counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.                                       Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.                                       Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers,  and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company in Section 7(a) hereto, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities,

(ii) the sentences related to concessions and reallowances and (iii) the three paragraphs related to over-allotments, syndicate covering transactions, stabilization transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party which it may have to any indemnified party otherwise than under this Section 7.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.   Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to preceding sentence of this paragraph (d).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8.                                       Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and Final Prospectus or in any other documents or arrangements may be effected.  As used in this Section 8 only, the “aggregate amount” of Securities shall mean the aggregate principal amount of any Securities included in the relevant offering of Securities.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.                                       Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) there shall have been a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) there shall have been a suspension or material limitation in trading in the Company’s common stock on the New York Stock Exchange; (iii) there shall have been a general moratorium on commercial banking activities declared by either federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) there shall have been an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) there shall have occurred any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by any Preliminary Prospectus or the Final Prospectus.

10.                                 Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it at One Coca-Cola Plaza, Atlanta, Georgia 30313, to the attention of the Treasurer, with a copy to the attention of the General Counsel of the Company at the same address.

12.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.                                 No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the  Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14.                                 Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

15.                                 Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16.                                 Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.                                 Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signatures on Following Page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

THE COCA-COLA COMPANY

By:	/s/ David M. Taggart
Name:	David M. Taggart
Title:	Vice President and Treasurer

The foregoing Agreement is hereby

confirmed and accepted as of the date

specified in Schedule I hereto.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name:	Lily Chang
Title:	Principal

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Maureen K. Sweeny
Name:	Maureen K. Sweeny
Title:	Vice President

For itself/themselves and the

other several Underwriters, if

any, named in Schedule II to the

foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated:  March 3, 2009

Registration Statement No(s).:  333-146983

Representatives:	Banc of America Securities LLC
Bank of America Tower
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

HSBC Securities (USA) Inc.
HSBC Tower 3
452 Fifth Avenue
New York, New York 10018

SECURITIES

Title:	3.625% Notes due March 15, 2014
4.875% Notes due March 15, 2019

Principal amount:	$900,000,000 for 2014 Notes
$1,350,000,000 for 2019 Notes

Interest Rate:	3.625% for 2014 Notes
4.875% for 2019 Notes

Payable:	March 15 and September 15, commencing September 15, 2009

Maturity:	March 15, 2014 for 2014 Notes
March 15, 2019 for 2019 Notes

Currency of Denomination:	U.S. Dollars

Currency of Payment:	U.S. Dollars

Form and Denomination:  Book-entry only form represented by one or more global securities deposited with The Depository Trust Company or its designated custodian.  Denominations of $2,000 and integral multiples of $1,000 in excess thereof.

I-1

Sinking fund provisions:	None

Redemption provisions:	Make whole call (Treasury +30 bps) for 2014 Notes
Make whole call (Treasury +30 bps) for 2019 Notes

Purchase price (include accrued interest or amortization, if any):	$895,905,000 for 2014 Notes
$1,337,539,500 for 2019 Notes

Expected reoffering price:	99.545% for 2014 Notes
99.077% for 2019 Notes

Tax Opinion pursuant to Section 5(j):  Yes

The Closing will take place at 9:00 AM, New York City time, on March 6, 2009, at the offices of Alston & Bird LLP, Atlanta, Georgia.

Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 5(e) at the Execution Time:  None

I-2

SCHEDULE II

UNDERWRITERS	PRINCIPAL AMOUNT OF 3.625% NOTES DUE 2014	PRINCIPAL AMOUNT OF 4.875% NOTES DUE 2019
Banc of America Securities LLC	$246,000,000	$369,000,000
Citigroup Global Markets Inc.	246,000,000	369,000,000
HSBC Securities (USA) Inc.	246,000,000	369,000,000
BNP Paribas Securities Corp.	27,000,000	40,500,000
Deutsche Bank Securities Inc.	27,000,000	40,500,000
Goldman, Sachs & Co.	27,000,000	40,500,000
ING Financial Markets LLC	27,000,000	40,500,000
Mitsubishi UFJ Securities International plc	27,000,000	40,500,000
UBS Securities LLC	27,000,000	40,500,000

Total	$900,000,000	$1,350,000,000

SCHEDULE III

Free Writing Prospectuses

Final Term Sheet prepared and filed pursuant
to Section 4(b) of the Underwriting Agreement

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-146983

March 3, 2009

PRICING TERM SHEET

3.625% Notes due March 15, 2014

4.875% Notes due March 15, 2019

Issuer:	The Coca-Cola Company

Security:	3.625% Notes due March 15, 2014 4.875% Notes due March 15, 2019

Size:	$900,000,000 of 2014 Notes $1,350,000,000 of 2019 Notes

Maturity Date:	March 15, 2014 for 2014 Notes March 15, 2019 for 2019 Notes

Coupon:	3.625% per year for 2014 Notes 4.875% per year for 2019 Notes

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2009

Price to Public:	99.545% for 2014 Notes 99.077% for 2019 Notes

Benchmark Treasury:	1.875% due February 28, 2014 for 2014 Notes 2.750% due February 15, 2019 for 2019 Notes

Benchmark Treasury Yield:	1.875% for 2014 Notes 2.943% for 2019 Notes

Spread to Benchmark Treasury:	+185 bp for 2014 Notes +205 bp for 2019 Notes

Yield:	3.725% for 2014 Notes 4.993% for 2019 Notes

Make-Whole Call:	+30 bps for 2014 Notes +30 bps for 2019 Notes

Expected Settlement Date:	March 6, 2009

CUSIP:	191216AL4 for 2014 Notes 191216AM2 for 2019 Notes

Anticipated Ratings:	Aa3 (Negative Outlook) by Moody’s Investors Service, Inc. A+ (Negative Outlook) by Standard & Poor’s Ratings Services A+ (Stable Outlook) by Fitch Ratings

Joint Book-Running Managers:	Banc of America Securities LLC Citigroup Global Markets Inc. HSBC Securities (USA) Inc.

Co-Managers:	BNP Paribas Securities Corp. Deutsche Bank Securities Inc. Goldman, Sachs & Co. ING Financial Markets LLC Mitsubishi UFJ Securities International plc UBS Securities LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll free at 1-800-294-1322, Citigroup Global Markets Inc. toll free at 1-877-858-5407 or HSBC Securities (USA) Inc. toll free at 1-866-811-8049.